Exhibit 5.1

Phone:	215-569-5500
EFax:	215-569-5555

July 25, 2018

IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

Ladies and Gentlemen:

We have acted as counsel to IntriCon Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of the following securities (the “Registered Securities”): (i) shares of common stock of the Company, par value $1.00 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”); (iii) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (collectively, the “Warrants”); (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (the “Subscription Rights”); (vi) share purchase contracts for the purchase and sale of Common Stock (the “Share Purchase Contracts”); (vii) share purchase units consisting of a Share Purchase Contract and either Preferred Stock, Depositary Shares, debt obligations of third parties, including U.S. Treasury securities, or any other security described in the applicable prospectus supplement, or any combination of the foregoing (the “Share Purchase Units”); and (viii) units consisting of Common Stock, Preferred Stock, Depositary Shares and/or Warrants (the “Units”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) resolutions adopted by the Board of Directors of the Company (the “Board”), (iii) the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws, each as amended as of the date hereof; and (iv) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the due organization and valid existence of the Company; (ii) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (v) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (vi) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed that (i) a purchase, underwriting or similar agreement with respect to any Registered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Registered Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Registered Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (A) to issue and sell the Registered Securities being offered, and (B) to execute and deliver the applicable purchase, underwriting or similar agreement, or other applicable operative document; (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Articles of Incorporation and not otherwise reserved for issuance; (vii) at the time of issuance of the Registered Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (viii) at the time of issuance of the Registered Securities, the Articles of Incorporation and then-operative bylaws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (ix) the terms, execution and delivery of the Registered Securities (A) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (B) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.            With respect to shares of Common Stock, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles of Incorporation and then-operative bylaws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.            With respect to shares of any series of Preferred Stock, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania as required by applicable law (the “Preferred Stock Statement”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles of Incorporation and then-operative bylaws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.            With respect to Depositary Shares, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of the Preferred Stock Statement relating to the Preferred Stock underlying the Depositary Shares and the filing of the Preferred Stock Statement with the Secretary of State of the Commonwealth of Pennsylvania; (ii) the depositary agreement relating to the Depositary Shares and the related Receipts has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreement; and (iv) the Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered either (A) in accordance with the appropriate deposit agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof, the Depositary Shares will be validly issued.

4.            With respect to Warrants, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration provided for therein, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.            With respect to Subscription Rights, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters; and (ii) the subscription rights agreement, if any, relating to Subscription Rights has been duly authorized and validly executed and delivered by the parties thereto; and certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate subscription rights agreement, if any, and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration, if any, provided for therein, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.            With respect to Share Purchase Contracts, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters; (ii) the share purchase contract agreement relating to the Share Purchase Contracts has been duly authorized and validly executed and delivered by the parties thereto; and (iii) the Share Purchase Contracts have been duly executed and delivered in accordance with the appropriate share purchase contract agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor provided for therein, the Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.            With respect to Share Purchase Units, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Share Purchase Units, the terms of the offering thereof and related matters; (ii) the purchase agreement for the Share Purchase Units has been duly authorized and validly executed and delivered by the parties thereto; and (iii) the Share Purchase Units have been duly executed and delivered in accordance with the appropriate purchase agreement and the applicable purchase, underwriting or similar agreement approved by or on behalf of the Board or a committee thereof, then upon payment of the consideration therefor provided therein, the Share Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.            With respect to Units, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the terms of the Units, the terms of the offering thereof and related matters; (ii) the purchase agreement for the Units has been duly authorized and validly executed and delivered by the parties thereto; and (iii) the Units have been duly executed and delivered in accordance with the appropriate purchase agreement and the applicable purchase, underwriting or similar agreement approved by or on behalf of the Board or a committee thereof, then upon payment of the consideration therefor provided therein, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.	Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same that may occur after the Registration Statement becomes effective. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise after the Registration Statement becomes effective. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.	Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (vi) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.	Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.	We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.	We express no opinion as to the enforceability of any provision in any depositary agreements, warrant agreements, share purchase contract agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

f.	We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

g.	You have informed us that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Registered Securities you will afford us an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

We consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to us in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours, /s/ BLANK ROME LLP